Exhibit 99.1

CORELOGIC REPORTS FIRST QUARTER 2020 FINANCIAL RESULTS
Strong Operating Performance Highlighted by Revenue Growth,
Margin Expansion, and Cash Flow Generation

Irvine, Calif., April 30, 2020 - CoreLogic (NYSE: CLGX), a leading global provider of residential property information, analytics, and data-enabled solutions, today reported financial results for the quarter ended March 31, 2020. Operating and financial highlights appear below.

•
Revenues of $444 million, up $26 million or 6%, driven by growth in core mortgage and insurance and spatial. First quarter 2019 revenues included $21 million attributable to non-core default technology units sold and the AMC transformation, which have no 2020 counterpart. Revenues were up 12% excluding these discrete items.

•	Operating income from continuing operations of $67 million, up 216%, reflecting higher revenues and favorable business mix, as well as operating leverage and cost productivity benefits.

•	Net income from continuing operations of $34 million, up $32 million, due to operating income upsides.

•	Diluted EPS from continuing operations of $0.42, up $0.40. Adjusted EPS of $0.76, up $0.31.

•	Adjusted EBITDA of $130 million, up 33%; adjusted EBITDA margin of 29% compared to 23% in the prior year.

“CoreLogic reported an outstanding operating and financial performance in the first quarter. We delivered top line growth driven by acceleration in our core mortgage, insurance and spatial, and other platform-related businesses. Profit margins expanded 6 percentage points as we capitalized on favorable revenue mix, higher market volumes in the U.S., the benefits of operating leverage, and ongoing productivity gains," said Frank Martell, President and Chief Executive Officer of CoreLogic. "During the quarter we secured several major new client wins, and captured market share which we expect to benefit second half revenues."

“During the first quarter, the CoreLogic team effectively executed our business plans and supported our clients as impacts from the COVID-19 pandemic began to emerge. While the Company did realize some revenue impacts mainly in consumer credit related businesses late in the quarter, results from our core mortgage businesses surpassed underlying industry trends. As we navigate the impacts of the pandemic, we continue to focus on the health and welfare of our associates, addressing critical needs within our communities, and delivering on our client commitments,” Martell added.

First Quarter Financial Summary

Revenues of $444 million, up $26 million or 6%, driven by growth in core mortgage and insurance and spatial. The Company’s international operations also grew on a constant-currency basis. As noted above, first quarter 2019 revenues included $21 million attributable to non-core default technology units sold and the AMC transformation, which have no 2020 counterpart. Revenues were up 12% excluding these discrete items. During the quarter we secured a number of new client wins, including significant contracts in collateral valuation and property tax solutions which are expected to benefit second half revenues.

Underwriting & Workflow Solutions (“UWS”) revenues totaled $276 million, up $31 million, or 13%, driven by higher U.S. mortgage origination volumes and organic growth fueled by market share gains. UWS first quarter 2019 revenues included $21 million attributable to non-core default technology units sold and the AMC transformation, which have no 2020 counterpart. Revenues were up 23%, excluding these discrete items.

Property Intelligence & Risk Management Solutions ("PIRM") revenues totaled $173 million, compared to $176 million in the prior year. Insurance and spatial and constant-currency international revenues were higher, offsetting the impacts of lower tenant screening volumes, the exit of a non-core business line, and currency translation which aggregated approximately $5 million.

Operating income from continuing operations totaled $67 million for the first quarter, up $46 million or 216% compared to same prior year period. Higher operating income was principally attributable to the benefits of revenue growth, operating leverage, improved business mix and cost productivity.

First quarter net income from continuing operations totaled $34 million, compared with $2 million in 2019. Diluted EPS from continuing operations totaled $0.42, an increase of $0.40 over the same prior year period. Adjusted EPS totaled $0.76, compared with $0.45 in 2019, an increase of 69%. The increases were due to the Company's strong operating performance discussed previously.

Adjusted EBITDA totaled $130 million, up 33%, compared to $98 million in the prior year period. Adjusted EBITDA margin was 29%, an increase of approximately 600 basis points. The increase in adjusted EBITDA and margin was principally attributable to revenue growth, improved business mix, and the benefits of ongoing cost productivity programs. UWS adjusted EBITDA was $91 million, compared to $63 million for the prior year quarter, reflecting operating leverage benefits driven by higher revenues, favorable revenue mix, and continued productivity gains. PIRM adjusted EBITDA totaled $49 million, up from $46 million. Higher PIRM adjusted EBITDA and margins were driven by growth in insurance and spatial, international upsides, as well as the benefit of lower costs which offset lower tenant screening volumes and the impacts of currency translation.

Liquidity and Capital Resources

At March 31, 2020, the Company had cash and cash equivalents of $153 million compared with $105 million at December 31, 2019. Total debt as of March 31, 2020 and December 31, 2019 was approximately $1,687 million. As of March 31, 2020, the Company has the entire capacity on its revolving credit facility of $750 million available.

Net operating cash provided by continuing operations for the twelve months ended March 31, 2020 was $437 million. Free cash flow ("FCF") for the twelve months ended March 31, 2020 totaled $315 million, which represented 59% of adjusted EBITDA.

During the quarter, CoreLogic paid a cash dividend of $0.22 per common share ($17 million) in January 2020 and repurchased 50,000 shares.

COVID-19 Response and Impact

During the first quarter, the Company successfully implemented a programmatic response to mitigate the impacts of the unfolding COVID-19 pandemic. Principal measures taken included the repositioning of many of our personnel to a home-based work environment, adoption of social distancing, enhanced monitoring and sanitization of facilities, and augmentation of the Company’s supply chain infrastructure. During March 2020, the Company experienced business volume and revenue related impacts (mainly in consumer credit related businesses) which are estimated at approximately $6 million.

Teleconference/Webcast

CoreLogic management will host a live webcast and conference call on Thursday, April 30, 2020, at 2:30 p.m. Pacific Time (5:30 p.m. Eastern Time) to discuss these results. All interested parties are invited to listen to the event via webcast on the CoreLogic website at http://investor.corelogic.com. Alternatively, participants may use the following dial-in numbers: 1-844-861-5502 for U.S./Canada callers or 1-412-858-4604 for international callers.

A replay of the webcast will be available on the CoreLogic investor website for 10 days and also through the conference call number 1-877-344-7529 for U.S. and Canada participants or 1-412-317-0088 for international participants using Conference ID 10143046.

Investor Contact: Dan Smith, office phone: 703-610-5410, e-mail: danlsmith@corelogic.com

Media Contact: Allyse Sanchez, INK Communications for CoreLogic, office phone: 925-548-2535, e-mail: newsmedia@corelogic.com

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About CoreLogic
CoreLogic (NYSE: CLGX), the leading provider of property insights and solutions, promotes a healthy housing market and thriving communities. Through its enhanced property data solutions, services, and technologies, CoreLogic enables real estate professionals, financial institutions, insurance carriers, government agencies, and other housing market participants to help millions of people find, buy, and protect their homes. For more information, please visit www.corelogic.com.

Safe Harbor / Forward Looking Statements
Certain statements made in this press release are forward-looking statements within the meaning of the federal securities laws, including but not limited to those statements related to the COVID-19 pandemic and its impacts, the availability of financing under the revolving credit facility, future growth and margin expansion, and continued operational efficiencies. Risks and uncertainties exist that may cause the results to differ materially from those set forth in these forward-looking statements. Factors that could cause the anticipated results to differ from those described in the forward-looking statements include the risks and uncertainties set forth in Part I, Item 1A of our most recent Annual Report on Form 10-K, as such risk factors may be amended, supplemented, or superseded from time to time by other reports we file with the SEC. These risks and uncertainties include but are not limited to: any potential impact resulting from COVID-19; our ability to protect our information systems against data corruption, cyber-based attacks or network security breaches; limitations on access to or increase in prices for data from external sources, including government and public record sources; systems interruptions that may impair the delivery of our products and services; changes in applicable government legislation, regulations, and the level of regulatory scrutiny affecting our customers or us, including with respect to consumer financial services and the use of public records and consumer data; difficult conditions in the mortgage and consumer lending industries and the economy generally; risks related to the outsourcing of services and international operations; our ability to realize the anticipated benefits of certain acquisitions and/or divestitures and the timing thereof; impairments in our goodwill or other intangible assets; and our ability to generate sufficient cash to service our debt. The forward-looking statements speak only as of the date they are made. The Company does not undertake to update forward-looking statements to reflect circumstances or events that occur after the date the forward-looking statements are made.

Use of Non-GAAP (Generally Accepted Accounting Principles) Financial Measures
This press release contains certain non-GAAP financial measures, such as adjusted EBITDA, adjusted EPS, and FCF, which are provided only as supplemental information. Investors should consider these non-GAAP financial measures only in conjunction with the most directly comparable GAAP financial measures. These non-GAAP measures are not in accordance with, or a substitute for, U.S. GAAP. A reconciliation of non-GAAP measures to the most directly comparable GAAP financial measures is included in this press release.

The Company believes that its presentation of these non-GAAP measures provides useful supplemental information to investors and management regarding the Company's financial condition and results of operations. Adjusted EBITDA is defined as net income from continuing operations adjusted for interest, taxes, depreciation and amortization, share-based compensation, non-operating gains/losses, and other adjustments. Adjusted EPS is defined as diluted income from continuing operations, net of tax per share, adjusted for share-based compensation, amortization of acquisition-related intangibles, non-operating gains/losses, and other adjustments; and assumes an effective tax rate of 26% and 25% for 2020 and 2019, respectively. FCF is defined as net cash provided by continuing operating activities, less capital expenditures for purchases of property and equipment, capitalized data, and other intangible assets. Other firms may calculate non-GAAP measures differently than the Company, which limits comparability between companies.

CoreLogic, Inc.
Condensed Consolidated Statements of Operations
(Unaudited)

	For the Three Months Ended March 31,

(in thousands, except per share amounts)	2020	2019
Operating revenues	$443,885	$417,708
Cost of services (excluding depreciation and amortization shown below)	215,565	219,061
Selling, general and administrative expenses	114,406	128,224
Depreciation and amortization	46,843	49,219
Total operating expenses	376,814	396,504
Operating income	67,071	21,204
Interest expense:
Interest income	414	978
Interest expense	18,193	19,703
Total interest expense, net	(17,779)	(18,725)
(Loss)/gain on investments and other, net	(3,047)	734
Income from continuing operations before equity in earnings/(losses) of affiliates and income taxes	46,245	3,213
Provision for income taxes	12,951	1,058
Income from continuing operations before equity in earnings/(losses) of affiliates	33,294	2,155
Equity in earnings/(losses) of affiliates, net of tax	512	(422)
Net income from continuing operations	33,806	1,733
Income/(loss) from discontinued operations, net of tax	13	(46)
Net income	$33,819	$1,687

Basic income per share:
Net income from continuing operations	$0.43	$0.02
Income/(loss) from discontinued operations, net of tax	—	—
Net income	$0.43	$0.02
Diluted income per share:
Net income from continuing operations	$0.42	$0.02
Income/(loss) from discontinued operations, net of tax	—	—
Net income	$0.42	$0.02
Weighted-average common shares outstanding:
Basic	79,028	80,179
Diluted	80,525	81,277

Please refer to the full Form 10-Q filing for the complete financial statements and related notes that are an integral part of the financial statements.

CoreLogic, Inc.
Condensed Consolidated Balance Sheets
(Unaudited)

(in thousands, except par value)	March 31,	December 31,
Assets	2020	2019
Current assets:
Cash and cash equivalents	$152,822	$105,185
Accounts receivable (less allowance for credit losses of $7,236 and $7,161 as of March 31, 2020 and December 31, 2019, respectively)	285,528	281,392
Prepaid expenses and other current assets	54,453	59,972
Total current assets	492,803	446,549
Property and equipment, net	443,998	451,021
Operating lease assets	61,754	65,825
Goodwill, net	2,381,309	2,396,096
Other intangible assets, net	364,425	378,818
Capitalized data and database costs, net	320,226	327,078
Investment in affiliates, net	11,339	16,666
Other assets	71,753	76,604
Total assets	$4,147,607	$4,158,657
Liabilities and Equity
Current liabilities:
Accounts payable and other accrued expenses	$174,007	$173,989
Accrued salaries and benefits	66,643	86,598
Contract liabilities, current	341,068	321,647
Current portion of long-term debt	77,724	56,022
Operating lease liabilities, current	17,532	18,058
Total current liabilities	676,974	656,314
Long-term debt, net of current	1,589,507	1,610,538
Contract liabilities, net of current	568,964	563,246
Deferred income tax liabilities	85,008	110,396
Operating lease liabilities, net of current	80,301	85,139
Other liabilities	219,855	181,814
Total liabilities	3,220,609	3,207,447

Stockholders' equity:
Preferred stock, $0.00001 par value; 500 shares authorized, no shares issued or outstanding	—	—
Common stock, $0.00001 par value; 180,000 shares authorized; 79,411 and 78,972 shares issued and outstanding as of March 31, 2020 and December 31, 2019, respectively	1	1
Additional paid-in capital	111,481	111,000
Retained earnings	1,057,692	1,006,992
Accumulated other comprehensive loss	(242,176)	(166,783)
Total stockholders' equity	926,998	951,210
Total liabilities and equity	$4,147,607	$4,158,657

Please refer to the full Form 10-Q filing for the complete financial statements and related notes that are an integral part of the financial statements.

CoreLogic, Inc.
Condensed Consolidated Statements of Cash Flows
(Unaudited)

	For the Three Months Ended March 31,

(in thousands)	2020	2019
Cash flows from operating activities:
Net income	$33,819	$1,687
Less: Income/(loss) from discontinued operations, net of tax	13	(46)
Net income from continuing operations	33,806	1,733
Adjustments to reconcile net income from continuing operations to net cash provided by operating activities:
Depreciation and amortization	46,843	49,219
Amortization of debt issuance costs	1,235	1,302
Amortization of operating lease assets	3,656	4,036
Provision for bad debt and claim losses	3,362	3,788
Share-based compensation	8,085	9,892
Equity in (earnings)/losses of affiliates, net of taxes	(512)	422
Deferred income tax	2,092	4,346
Loss/(gain) on investments and other, net	3,047	(734)
Change in operating assets and liabilities, net of acquisitions:
Accounts receivable	(4,011)	(5,489)
Prepaid expenses and other current assets	3,677	(2,778)
Accounts payable and other accrued expenses	(8,112)	(7,665)
Contract liabilities	24,372	173
Income taxes	4,930	10,966
Dividends received from investments in affiliates	185	—
Other assets and other liabilities	(9,808)	(4,630)
Net cash provided by operating activities - continuing operations	112,847	64,581
Net cash provided by operating activities - discontinued operations	18	—
Total cash provided by operating activities	$112,865	$64,581
Cash flows from investing activities:
Purchases of property and equipment	$(14,312)	$(24,020)
Purchases of capitalized data and other intangible assets	(9,464)	(8,947)
Cash paid for acquisitions, net of cash acquired	(11,760)	—
Purchases of investments	(631)	—
Cash received from sale of business-lines	—	1,082
Proceeds from investments and other	651	1,157
Net cash used in investing activities - continuing operations	(35,516)	(30,728)
Net cash provided by investing activities - discontinued operations	—	—
Total cash used in investing activities	$(35,516)	$(30,728)
Cash flows from financing activities:
Repayment of long-term debt	$(723)	$(25,563)
Proceeds from issuance of shares in connection with share-based compensation	2,932	2,758
Payment of tax withholdings related to net share settlements	(8,051)	(8,551)
Shares repurchased and retired	(2,431)	—

Dividends paid	(17,374)	—
Contingent consideration payments subsequent to acquisitions	—	(600)
Net cash used in financing activities - continuing operations	(25,647)	(31,956)
Net cash provided by financing activities - discontinued operations	—	—
Total cash used in financing activities	$(25,647)	$(31,956)
Effect of exchange rate on cash, cash equivalents, and restricted cash	(4,690)	(200)
Net change in cash, cash equivalents, and restricted cash	47,012	1,697
Cash, cash equivalents, and restricted cash at beginning of period	115,702	98,250
Less: Change in cash, cash equivalents, and restricted cash - discontinued operations	18	—
Plus: Cash swept from discontinued operations	18	—
Cash, cash equivalents, and restricted cash at end of period	$162,714	$99,947

Please refer to the full Form 10-Q filing for the complete financial statements and related notes that are an integral part of the financial statements.

CoreLogic, Inc.
Reconciliation of Adjusted EBITDA
(Unaudited)

	For the Three Months Ended March 31, 2020
(in thousands)	PIRM	UWS	CORP	ELIM	CoreLogic
Net income/(loss) from continuing operations	$19,232	$76,433	$(61,859)	$—	$33,806
Income taxes	—	—	13,121	—	13,121
Depreciation and amortization	25,011	13,245	8,587	—	46,843
Interest expense/(income), net	419	(10)	17,370	—	17,779
Share-based compensation	1,573	976	5,536	—	8,085
Non-operating losses/(gains)	685	(809)	3,464	—	3,340
Efficiency investments and other	484	509	3,965	—	4,958
Transaction costs	1,348	223	903	—	2,474
Adjusted EBITDA	$48,752	$90,567	$(8,913)	$—	$130,406

	For the Three Months Ended March 31, 2019
(in thousands)	PIRM	UWS	CORP	ELIM	CoreLogic
Net income/(loss) from continuing operations	$11,387	$45,435	$(55,089)	$—	$1,733
Income taxes	—	—	919	—	919
Depreciation and amortization	26,799	15,775	6,645	—	49,219
Interest expense, net	247	81	18,397	—	18,725
Share-based compensation	1,750	1,623	6,519	—	9,892
Non-operating losses	2,275	—	269	—	2,544
Efficiency investments and other	1,667	463	10,989	—	13,119
Transaction costs	1,698	—	(12)	—	1,686
Adjusted EBITDA	$45,823	$63,377	$(11,363)	$—	$97,837

CoreLogic, Inc.
Reconciliation of Adjusted EPS
(Unaudited)

	For the Three Months Ended March 31,
(Diluted income per share)	2020	2019
Net income from continuing operations	$0.42	$0.02
Share-based compensation	0.10	0.12
Non-operating losses	0.04	0.03
Efficiency investments and other	0.06	0.16
Transaction costs	0.03	0.02
Depreciation and amortization of acquired software and intangibles	0.21	0.24
Income tax effect on adjustments	(0.10)	(0.14)
Adjusted EPS	$0.76	$0.45

CoreLogic, Inc.
Reconciliation to Free Cash Flow
(Unaudited)

(in thousands)	For the Twelve Months Ended March 31, 2020
Net cash provided by operating activities - continuing operations	$437,289
Purchases of property and equipment	(81,864)
Purchases of capitalized data and other intangible assets	(40,536)
Free cash flow	$314,889